As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOUNDATION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	14000 N. Portland, Suite 200 Oklahoma City, Oklahoma 73174 (405) 601-5300	20-0180812
(State or other jurisdiction of incorporation or organization)	(Address of registrant’s principal executive offices)(zip code)	(IRS Employer Identification No.)

Amended and Restated

Foundation Healthcare, Inc. 2008 Long-term Incentive Plan

(Full title of the plan)

Stanton Nelson

Chief Executive Officer

Foundation Healthcare, Inc.

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(405) 601-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Robert E. Puopolo, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02110

(617) 570-1393

Fax (617) 321-4362

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	17,250,000 shares	$0.39	$6,727,500.00	$781.74

(1)	The registrant is filing this Registration Statement to register the issuance of an additional 17,250,000 shares of Common Stock authorized for issuance under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”), which shares are in addition to 2,750,000 shares of Common Stock previously registered pursuant to Registration Statements on Form S-8 (Registration Nos. 333-170656 and 333-181771) and filed with the Securities and Exchange Commission.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such and indeterminate number of shares that may become issuable under the 2008 Plan relating to adjustments for changes resulting from any stock dividend, stock split, recapitalization or similar transaction
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act using the last sales price of the Common Stock as reported on the OTCQB by OTC Markets on November 18, 2014.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (Registration Nos. 333-170656 and 333-181771) relating to an employee benefit plan of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-170656) is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

A Registration Statement on Form S-8 (File No. 333-170656) was filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2010 covering, among other plans, the registration of shares of common stock under the Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (as amended, the “2008 Plan”). On May 30, 2012, Registration Statement on Form S-8 (File No. 333-181771) was filed with the Commission covering, among other plans, the registration of common stock under the 2008 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 17,250,000 shares of common stock under the 2008 Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on March 31, 2014;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2013; and

(c) The description of the Registrant’s Common Stock contained in Item 1 of its Registration Statement on Form 8-A dated September 8, 2008, including any amendment or report filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan (incorporated by reference to Annex B to the Company’s Schedule 14A Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2014)

5.1	Opinion of McAfee & Taft

23.1	Consent of Hein & Associates LLP, independent registered public accounting firm

23.2	Consent of McAfee & Taft (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on this 21st day of November 2014.

FOUNDATION HEALTHCARE, INC.

By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stanton Nelson and Mark Kidd as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stanton Nelson	Chief Executive Officer and Director	November 21, 2014
Stanton Nelson	(Principal Executive Officer)

/s/ Hubert King	Chief Financial Officer	November 21, 2014
Hubert King	(Principal Financial Officer)

/s/ Grant A. Christianson	Chief Accounting Officer	November 21, 2014
Grant A. Christianson	(Principal Accounting Officer)

/s/ Thomas A. Michaud	Chairman of the Board	November 21, 2014
Thomas A. Michaud

/s/ Joseph Harroz, Jr.	Director	November 21, 2014
Joseph Harroz, Jr.

/s/ Robert Moreno	Director	November 21, 2014
Robert Moreno

/s/ Steven L. List	Director	November 21, 2014
Steven L. List

/s/ Scott R/ Mueller	Director	November 21, 2014
Scott R. Mueller

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan (incorporated by reference to Annex B to the Company’s Schedule 14A Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2014)

5.1	Opinion of McAfee & Taft

23.1	Consent of Hein & Associates, LLP, independent registered public accounting firm

23.2	Consent of McAfee & Taft (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)